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EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-2 No. 33-63785) of Interleaf, Inc. and in the related Prospectus, the Registration Statement (Form S-3 No. 33-03761) of Interleaf, Inc. and in the related Prospectus, the Registration Statements (Forms S-8 No. 33-8933, No. 33-14529, No. 33-30218 and No. 33-59794) pertaining to the 1983 Stock Option Plan of Interleaf, Inc., the Registration Statements (Forms S-8 No. 33-13249, No. 33-30219, No. 33-40663 and No. 33-69066) pertaining to the 1987 Employee
Stock Purchase Plan of Interleaf, Inc., the Registration Statement (Form S-8 No. 33-30220) pertaining to the 1989 Director Stock Option Plan of Interleaf, Inc., the Registration Statements (Forms S-8 No. 33-69068, No. 33-61051 and No. 33-38099) pertaining to the 1993 Stock Option Plan of Interleaf, Inc., the Registration Statement (Form S-8 No. 33-80864) pertaining to the 1993 Director Stock Option Plan of Interleaf, Inc., the Registration Statement (Forms S-8 No. 33-84214 and No. 33-38701) pertaining to the 1994 Employee Stock Option Plan of Interleaf, Inc., the Registration Statement (Form S-3 No. 33-38723) of Interleaf, Inc. and in the related Prospectus, the Registration Statement (Form S-3 No. 33-44133) of Interleaf, Inc. and in the related Prospectus, and the Registration Statement (Form S-8 No. 33-56145), and in the related Prospectus, pertaining to the 1997 Key Man Stock Option Plan and Agreement of Interleaf, Inc., the 1998 Key Man Stock Option Plan and Agreement of Interleaf, Inc. and the 1993 Stock Option Plan of Interleaf, Inc., of our report dated May 13, 1998, with respect to the consolidated financial statements and schedule of Interleaf, Inc. included in the Annual Report (Form 10-K) for the year ended March 31, 1998.


/s/ Ernst & Young LLP
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Boston, Massachusetts
June 29, 1998